UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 12, 2014

GRIFFON CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-06620	11-1893410
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification Number)

712 Fifth Avenue, 18th Floor
New York, New York	10019
(Address of Principal Executive Offices)	(Zip Code)

(212) 957-5000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On February 12, 2014, Griffon Corporation (the “Company”) entered into a Purchase Agreement (the “Purchase Agreement”) pursuant to which the Company agreed to issue and sell to the several initial purchasers named therein (the “Initial Purchasers”) $600 million aggregate principal amount of the Company’s 5.25% senior notes due 2022 (the “Notes”). The Purchase Agreement includes the terms and conditions of the offer and sale of the Notes, indemnification and contribution obligations and other terms and conditions customary in agreements of this type. A copy of the Purchase Agreement is filed herewith as Exhibit 99.1. The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement.

Item 8.01. Other Events

On February 12, 2014, the Company issued a press release announcing the pricing of the Notes. A copy of the press release is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits.

99.1	Purchase Agreement, dated as of February 12, 2014, by and among Griffon Corporation, the Guarantors named therein and Deutsche Bank Securities Inc., as Representative of the several Initial Purchasers named therein.

99.2	Press Release, dated February 12, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GRIFFON CORPORATION

Date: February 13, 2014	By:	/s/ Seth L. Kaplan
Seth L. Kaplan
Senior Vice President

EXHIBIT INDEX

Exhibit Number	Exhibit Title
99.1	Purchase Agreement, dated as of February 12, 2014, by and among Griffon Corporation, the Guarantors named therein and Deutsche Bank Securities Inc., as Representative of the several Initial Purchasers named therein.
99.2	Press Release, dated February 12, 2014.